EXHIBIT 10.6

AGREEMENT TO ASSIGN PURCHASE AGREEMENT

THIS AGREEMENT made as of the 24th day of January, 2002,

BETWEEN:

CERTICOM CORP.

(“Certicom”)

-and-

NORTHWEST VALUE PARTNERS INC.

(“Northwest”)

WHEREAS:

A.  Certicom is the sole tenant of those lands and premises consisting of a one storey “flex” office building (the “Building”) having a main floor area of approximately 127,000 square feet and mezzanie area of approximately 14,000 square feet, known municipally as 1980 Matheson Boulevard East, in the City of Mississauga, Ontario (the “Property”) pursuant to a lease dated October 12, 2000, (the “Lease”) entered into between Pauls Properties Corporation (the “Owner”), as Landlord, and Certicom as tenant;

B.  Certicom has entered into an agreement of purchase and sale (the “Purchase Agreement”) dated as October 25, 2001 with the Owner to purchase the Property and surrender the Lease; and

C.  Certicom has agreed to assign the Purchase Agreement to Northwest and Northwest has agreed to assume the Purchase Agreement upon the terms and conditions set out herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this agreement and other good and valuable consideration (the receipt and adequacy of which are acknowledged) the parties covenant and agree as follows:

1.  Assignment of Purchase Agreement:    Certicom agrees to transfer, assign and set over unto Northwest, its successors and assigns, all of the right, title and interest of Certicom in and to the Purchase Agreement and Northwest agrees to assume from Certicom the foregoing transfer and assignment, and agrees to covenant with Certicom to assume all of the obligations and liabilities of Certicom under the Purchase Agreement (except with respect to the surrendering of the Lease, the payment of the Second Deposit under the Purchase Agreement and the payment of any brokerage fees and the like under section 9.16 of the Purchase Agreement, all of which Certicom shall continue to be responsible for) and to indemnify and hold harmless Certicom only for those obligations and liabilities arising from the period commencing on the date the Three-Party Agreement is executed (except as noted above), all subject to the terms of this agreement. Such indemnity shall survive the completion of this Agreement and the Purchase Agreement, provided that in the event the Purchase Agreement is re-assigned by Northwest to Certicom such indemnity shall be terminated.

2.  Immediate Deliveries:    Certicom agrees to deliver to Northwest immediately upon execution of this agreement, for inspection by Northwest, all information in the possession of Certicom relating to the Property, including without limitation, true copies of all materials delivered by the Owner in accordance with the Purchase Agreement, all environmental reports, surveys, contracts, plans, and specifications relating to construction completed or to be completed at the Property, invoices received, and proofs of payment for work completed.

3.  Mutual Condition:    This agreement is conditional until 5:00 p.m. (Toronto time) on Friday January 25, 2002 upon Certicom, Northwest and the Owner entering into a three-party agreement (or receiving covenants, acknowledgements and waivers, as applicable, from each of such parties) (the “Three-Party Agreement”) in form mutually acceptable to Certicom, Northwest and, if applicable, the Owner, each acting reasonably, whereby (a) the Purchase Agreement shall be assigned by Certicom to Northwest, (b) Northwest shall (i) covenant with Certicom and the Owner to comply with the obligations of Certicom as purchaser under the Purchase Agreement, and (ii) waive the purchaser’s conditions in the Purchase Agreement, (c) the Owner shall (i) consent to the assignment of the Purchaser Agreement, (ii) if applicable, confirm the reduction of the Purchase Price, and (iii) confirm that all required consents for the transfer of the Property pursuant to the Planning Act have been obtained, and (d) the Owner and Certicom shall (i) confirm that Certicom has paid the First Deposit and the Second Deposit pursuant to the Purchase Agreement, totaling $400,000.00, and the deposit under the Lease (the “Lease Deposit”), the balance totaling approximately $225,000.00, all of which shall be adjusted for and credited to Northwest on the closing of the transactions contemplated by the Purchase Agreement and (ii) confirm the amount(s) of the brokerage fees and commissions paid or payable by Owner and Certicom respectively with respect to the Lease and the Purchase Agreement.

In the event that this condition has not been satisfied, or waived in writing by each of Certicom and Northwest, during such condition period then this agreement shall be null and void.

In the event of any conflict or inconsistency between the provisions of this agreement and the Three-Party Agreement, this agreement shall prevail.

4.  Assumption Fee:    On the Closing Date, as defined in the Purchase Agreement, the amount of $725,000.00 (the “Assumption Fee”) shall be payable, in the manner provided for in paragraph 8 hereof, on behalf of Certicom to the Owner to be credited against the Purchase Price payable by Northwest concurrently with the completion of the transactions contemplated by the Purchase Agreement, including the transfer of the Property and the surrender of the Lease. If the Purchase Price, as defined in the Purchase Agreement ($10,800,000.00), is reduced pursuant to the Three-Party Agreement then the Assumption Fee shall be reduced by an amount (the “Reduction Amount”) equal to such reduction of the Purchase Price. If the Lease Deposit for which Northwest receives credit for on Closing is greater than $225,000.00 then the Assumption Fee shall be reduced by an amount equal to the difference between such amount and $225,000.00 and if the Lease Deposit for which Northwest receives credit for on Closing is less than $225,000.00 then the Assumption Fee shall be increased by an amount equal to the difference between such amount and $225,000.00 (the “Lease Deposit Adjustment”)

5.  Construction:    Certicom covenants and agrees to complete in a good and workmanlike manner prior to the Closing Date, at Certicom’s expense, all of the work (the “Certicom Work”) described in Schedule “A” and/or in the agreements (the “Construction Contracts”) listed in Schedule “A” and to provide Northwest with evidence, including a statutory declaration of an officer of Certicom and a written acknowledgement from Certicom’s general contractor, satisfactory to Northwest, that all such work and services rendered have been fully paid for. Certicom shall indemnify and hold Northwest harmless from and in respect of any and all claims for work or services or for liens or deficiencies in holdbacks required to be retained under the Construction Lien Act (Ontario) affecting the Property with respect to work or services contracted for or performed by or on behalf of Certicom before or after Closing, including without limitation the Certicom Work.

From and after the date hereof, Certicom shall not enter into any new construction contract or agreement or amend any of the Construction Contracts or enter into or otherwise agree to a change work with respect to or in any way affecting the Certicom Work without Northwest’s prior written consent which may be arbitrarily withheld.

On Closing, Certicom shall assign, in form acceptable to Northwest, the Construction Contracts and all warranties, guarantees and contractual obligations which entitle Certicom to any rights against a contractor or supplier engaged in the construction or implementation of the Certicom Work. Certicom shall obtain and deliver on Closing any consents required to so assign such Construction Contracts, warranties, guarantees and contractual obligations.

6.  Representations of Certicom:    Certicom represents and warrants in favour of Northwest that as of the date hereof:

(a)  Certicom is not a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

(b)  Certicom has not assigned or encumbered the Lease and has the absolute right to surrender the Lease;

(c)  Certicom has not amended or assigned the Purchase Agreement and the Purchase Agreement is valid, enforceable in accordance with its terms, and in good standing;

(d)  Certicom has not received any notice that there is any outstanding claim or litigation with respect to the Lease, the Purchase Agreement, the Property, or the occupancy or use thereof, which could affect the right of Northwest to complete the purchase transaction contemplated by this agreement or obtain revenue from the Property except for the construction lien identified in Schedule “B” hereto with respect to which Certicom covenants to have discharged form title to the Property prior to Closing;

(e)  Certicom is a corporation duly formed and validly existing under the laws of the Yukon Territories and by closing all necessary corporate action, approvals and authorizations will have been taken or given to authorize execution and delivery of this agreement and the performance of the obligations of Certicom hereunder;

(f)  to the best of Certicom’s Knowledge but without independent verification, the Owner has completed all base building work to the Building, as required by and more particularly described in the Lease, and to the best of Certicom’s knowledge there are no deficiencies with respect to such work;

(g)  there are no Contracts ( as defined in the Purchase Agreement) to be assumed pursuant to the Purchase Agreement;

(h)  to the best of Certicom’s knowledge, there are no outstanding work orders or notices of deficiency relating to the Property;

(i)  to the best of Certicom’s knowledge, Certicom has complied with all laws, bylaws and other government and quasi-government requirements, including environmental, with respect to its possession of and work upon and to the Property, and it has no notice of the Owner having violated any such laws, bylaws and requirements;

(j)  Certicom has not waived the purchaser’s conditions in the Purchase Agreement, including with respect to those matters described in subparagraph 5.02(a);

(k)  Certicom has paid in full to the Owner the deposit required by and more particularly described in the Lease and the First Deposit required by the Purchase Agreement;

(l)  Certicom, without any obligation to make enquiries, has no notice nor belief that any of the Owner’s representations and warranties contained in section 4.01 of the Purchase Agreement are not true and correct as of the date hereof;

(m)  to the best of Certicom’s knowledge and belief after reasonable due diligence, the Owner has good and marketable title subject only to the Permitted Encumbrances,

(n) Certicom has received no materials, reports, information, notices or the like relating to environmental matters affecting the Property, from any source, except for a report entitled “Geotechnical Investigation Matheson Boulevard East and Creekbank Road, Mississauga, Ontario” prepared by Trow Consulting Engineers Ltd. dated November 6, 1998 and a report entitled “Phase 1 Environmental Site Assessment Matheson Boulevard East and Creekbank Road, Mississauga, Ontario” prepared by Trow Consulting Engineers Ltd. dated November 5, 1998 and, relying solely upon such reports, there are no environmental matters affecting the Property which would prevent Northwest, acting in a commercially reasonable manner, from obtaining institutional mortgage financing on commercially reasonable terms and without carrying out any remedial work on the Property;

(o)  the Construction Contracts identified in Schedule “A” hereto are the only contracts and agreements entered into by or on behalf of the Certicom with respect to the Certicom work; and

(p)  there are and on Closing shall be no brokerage commissions, finders fees nor the like payable with respect to the Purchase Agreement or the closing of the transactions contemplated thereby, as contemplated in section 9.16 of the Purchase Agreement.

7.    Escrow Funds—Construction Deposit:    Concurrently with the execution of the Three-Party Agreement, Certicom shall deliver to Certicom’s solicitors, McCarthy Tetrault LLP, certified funds, payable to McCarthy Tetrault in trust, in the amount of $1,436,984.82 (the “Construction Deposit”). Certicom hereby represents and warrants to Northwest that the Construction Deposit is equal to the aggregate total cost of completing the Certicom Work in good working order and condition and paying all outstanding amounts for work already carried out. The Construction Deposit shall be reduced from time to time, both before and, if necessary, after closing, by McCarthy Tetrault LLP to pay construction draws relating to the Certicom Work, approved in writing by an independent qualified architect, engineer or professional appointed by Certicom and approved by Northwest, each acting reasonably. Certicom hereby irrevocably authorizes and directs McCarthy Tetrault LLP to pay out the Construction Deposit in accordance with this paragraph. The parties agree that McCarthy Tetrault LLP is a mere stakeholder of the Construction Deposit and all interest earned thereon, and in the event of a dispute arising between Northwest and Certicom as to the manner in which the Construction Deposit and the interest earned thereon are to be disbursed, McCarthy Tetrault LLP shall be entitled to bring an application to Court to pay the Construction Deposit and interest earned thereon into Court, after which time McCarthy Tetrault LLP shall be released from all further claims relating to such monies paid into Court.

8.  Certain Deposit:    Concurrently with the execution of the Three-Party Agreement, Certicom shall deliver to Northwest’s solicitors, McLean & Kerr LLP, certified funds, payable to McLean & Kerr LLP in trust, in the amount of the Assumption Fee, reduced by the Reduction Amount and adjusted by the Lease Deposit Adjustment if applicable (collectively the “Certicom Deposit”). The Certicom Deposit shall be held in trust by McLean & Kerr LLP and deposited in an interest bearing account until the earlier of the completion of the transactions contemplated by this agreement, or termination of this agreement. Upon completion of the transactions contemplated by this agreement the Certicom Deposit and all interest earned thereon will be paid to the Owner and credited against the Purchase Price payable by Northwest. In the event the transactions contemplated by this agreement are not completed by reason of default of Certicom, then One Hundred Thousand Dollars ($100,000.00) of the Certicom Deposit shall be forfeited to Northwest as liquidated damages and not as a penalty, with the balance of the Certicom Deposit and all accrued interest thereon being returned to Certicom, whereupon this agreement shall be rendered null and void and Northwest shall have no further rights against Certicom for any further costs or damages. In the event the transactions contemplated by this agreement are not completed through no fault of Certicom then the Certicom Deposit and all accrued interest thereon will be paid to Certicom. The parties agree that McLean & Kerr LLP is a mere stakeholder of the Certicom Deposit and all interest earned thereon, and in the event of a dispute arising between Northwest and Certicom as to the manner in which the Certicom Deposit and the interest earned thereon are to be disbursed, McLean & Kerr LLP shall be entitled to bring an application to Court to pay the Certicom Deposit and interest earned thereon into Court, after which time McLean & Kerr LLP shall be released from all further claims relating to such monies paid into Court.

9.  Northwest Deposit:    Concurrently with the execution of the Three-Party Agreement, Northwest shall deliver to Certicom’s solicitors, McCarthy Tetrault LLP, certified funds, payable to McCarthy Tetrault LLP in trust, in the amount of $400,000.00 (the “Northwest Deposit”). The Northwest Deposit shall be held in trust by McCarthy Tetrault LLP and deposited in an interest bearing account until the earlier of the completion of the transactions contemplated by this agreement, or termination of this agreement. Upon completion of the transactions contemplated by this agreement the Northwest Deposit and all interest earned thereon will be paid to Northwest. In the event the transactions contemplated by this agreement are not completed by reason of default of Northwest, then the Northwest Deposit and all accrued interest thereon shall be forfeited to Certicom as liquidated damages and not as a penalty, whereupon this agreement shall be rendered null and void and Certicom shall have no further rights against Northwest for any further costs or damages. In the event the transactions contemplated by this agreement are not completed through no fault of Northwest (including without limitation the Owner failing to perform under the Purchase Agreement or the Owner’s representations and warranties in the Purchase Agreement being untrue on the Closing Date) then the Northwest Deposit and all accrued interest thereon will be paid to Northwest. The parties agree that McCarthy Tetrault LLP is a mere stakeholder of the Northwest Deposit and all interest earned thereon, and in the event of a dispute arising between Northwest and Certicom as to the manner in which the Northwest Deposit and the interest earned thereon are to be disbursed, McCarthy Tetrault LLP shall be entitled to bring an application to Court to pay the Northwest Deposit and interest earned thereon into Court, after which time McCarthy Tetrault LLP shall be released from all further claims relating to such monies paid in Court.

10.  Notice.    Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be effectively given if delivered personally, sent by prepaid courier service or sent by fax, in each case to the applicable address set out below:

(a)    in the case of Certicom addressed to it at:

25821 Industrial Blvd
Hayward, California 94545
Attention:    Greg Capitolo
Fax:    510 780-5401

With a copy to: McCarthy Tetrault LLP, Box 48, 4700 Toronto-Dominion
Bank Tower, Toronto ON M5K 1E6.
Attn: Oliver Hobday, Fax No. 416.601.8248.

(b)    in the case of Northwest addressed to it at:

357 Bay Street
Suite 502
Toronto, Ontario M5H 2T7
Attention:    Paul Dalla Lana
Fax:    416 366-6886

With a copy to: McLean & Kerr LLP, #2800—130 Adelaide Street West, Toronto ON M5H 3P5.
Attn: Mike Brady, Fax No.: 416.366.8571

Any such communication so given shall be deemed to have been given or made or to have been received on the day of delivery if delivered, or on the day of faxing, if faxed, provided that such day in either event is a business day and the communication is delivered or faxed prior to 5:00 p.m. (Toronto time) on such day, otherwise such communication shall be deemed to have been given and received on the next following business day.

11.  Communication with and lease payments to Owner:    After the date of execution of this agreement until the Closing Date, Certicom shall forthwith submit to Northwest for its information, copies of all correspondence, notices or other written communication, as and when received by Certicom from the Owner, or sent by Certicom to the Owner, which relates to the Lease, the Property or the Purchase Agreement.

Certicom covenants to pay the Owner all rent and other amounts owing under the Lease, as they come due, up to the Closing Date and agrees to indemnify Northwest for any adjustments to the Purchase Price resulting from amounts owing by Certicom to Owner under the Lease at Closing.

12.  General:    Time shall be of the essence of this agreement and the transaction contemplated herein. The representations and warranties, covenants and indemnities of Certicom contained in this agreement shall not merge on Closing but shall continue in full force and effect. This agreement shall be effective to create an interest in the Property only if the provisions of the Planning Act (Ontario) are complied with. All of the covenants and agreements contained in this agreement shall be binding upon the parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario. Certicom and Northwest hereby submit and attorn to the jurisdiction of the courts of the Province of Ontario in any action or proceeding that may be commenced with respect to the enforcement of this agreement. This agreement may be executed by the parties hereto in any number of separate counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

CERTICOM CORP.		NORTHWEST VALUE PARTNERS INC.

Per:	/s/ GREGORY M. CAPITOLO	Per:
	Gregory M. Capitolo	Name:
	Authorized signatory	Title:	Authorized signatory

Per:		Per:
Name:		Name:
Title:	Authorized signatory	Title:	Authorized signatory

I/We have authority to bind the Corporation		I/We have authority to bind the Corporation

communication, as and when received by Certicom from the Owner, or sent by Certicom to the owner, which relates to the Lease, the Property or the Purchase Agreement.

Certicom covenants to pay the Owner all rent and other amounts owing under the Lease, as they come due, up to the Closing Date and agrees to indemnify Northwest for any adjustments to the Purchase Price resulting from amounts owing by Certicom to Owner under the Lease at Closing.

12.  General:    Time shall be of the essence of this agreement and the transaction contemplated herein. The representations and warranties, covenants and indemnities of Certicom contained in this agreement shall not merge on Closing but shall continue in full force and effect. This agreement shall be effective to create an interest in the Property only if the provisions of the Planning Act (Ontario) are complied with. All of the covenants and agreements contained in this agreement shall be binding upon the parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario. Certicom and Northwest hereby submit and attorn to the jurisdiction of the courts of the Province of Ontario in any action or proceeding that may be commenced with respect to the enforcement of this agreement. This agreement may be executed by the parties hereto in any number of separate counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

CERTICOM.		NORTHWEST VALUE PARTNERS INC.

Per:		Per:	/s/ DAVID KEMPER
Name:		Name:	David Kemper
Title:	Authorized Signatory	Title:	Authorized Signatory

Per:		Per:
Name:		Name:
Title:	Authorized Signatory	Title	Authorized Signatory

I/We have authority to bind the Corporation		I/We have authority to bind the Corporation

SCHEDULE “A”

THE CERTICOM WORK and LIST OF CONSTRUCTION CONTRACTS

SCHEDULE A

GENERAL PROVISIONS – 1980 MATHESON BLVD.

Certicom to provide an occupancy certificate for Tenant “C” space and Common Area, as identified on attached drawing, and all remaining areas will meet life safety and associated regulatory requirements such that Northwest may take care and custody of the entire facility without further cost.

For clarity, Tenant A, Tenant B, Tenant C and Mezzanine areas meet all life safety and regulatory requirements such that each space can be leased to independent users for office use without further cost related to these requirements. In the event that the City of Mississauga requires the separation of the Common Area from Tenant C space, Certicom will install, at their cost, same in a manner that is consistent with quality of Tenant C space.

In accordance with above, Certicom to provide letters of certification that all mechanical and electrical fit-out has been completed in accordance with the plans and specifications for Tenant C and Common Area and has been roughed in for Tenant A, Tenant B, Mezzanine and Kitchen Areas.

Certicom to provide a letter of certification that all structural fit-out has been performed in accordance with the plans and specifications submitted for building permit.

Certicom to provide proof of compliance to Site Plan as determined by the City of Mississauga.

Certicom to provide a letter of clearance from the Mississauga Fire Department.

Certicom to provide documentation confirming the following HVAC warranties:

•	1 year parts and labour commencing Feb. 1, 2002

•	6 year part warranty on rooftop units and chiller, commencing Feb. 1, 2002

•	1 year parts and labour on control system, commencing Feb. 1, 2002

Certicom to complete commissioning of HVAC system including the completion of balancing and testing. All manuals to be provided to Buyer.

Certicom confirms that 141 VAV boxes have been provided by Trane and those not installed will remain in storage on site.

Certicom confirms that all components necessary for installation of CEEDA ceiling system in Tenant A space have been provided and will remain in storage on site. These components include acoustic panels, lighting, HVAC boots, flex ducting, sprinkler heads and grid.

Certicom to provide as-built drawings, operating and maintenance manuals, warranty documentation and related turn over documentation consistent with this type of building.

Certicom to provide hardware for all internal doors and offices and such materials shall remain in storage on site.

Certicom will complete all doors necessary for life safety and occupancy. Certicom to complete doors and hardware in Tenant C space for all high-end boardrooms and rooms bordering the “wedge”.

Certicom to provide drywall materials for all unfinished perimeter walls and such material will remain in storage on site.

Common Space

Interior

•	Fully finished entrance lobby, complete with men and women’s washrooms, vestibule space, etc.

•	Three column covers, slot ceiling system and light diffusers NIC

•	Fully finished exit stair complete with potential access to second floor

•	Featured bulkheads above entrances to Tenant “A” and “C” spaces

•	Access to common storage space

•	Access to common receiving area

Mechanical

•	Fully conditioned space, complete HVAC, sprinklers etc.

Electrical

•	Feature lighting in bulkheads above entrances to Tenant “A” and “C” spaces

•	General lighting in common space

•	Three underslab locates for telephone kiosks

Communication

•	NIC

Security

•	Rough-in only provided.

General

•	Provisions for elevator lift to second floor

Tenant “A” Space (North-west Quadrant)—Approximately 18,000 SF

Site

•	General site work and landscaping complete with sidewalks, paved roadway, 420 total site parking spaces available, etc.

Interior

•	Three (3) points of entry to space (North, North-west, and West)

•	Potential access to the second floor through common space vestibule

•	Full height, paint finished GWB demising wall

•	Base building unfinished concrete floor

•	Window coverings not provided

•	Unfinished exposed structural steel columns

•	Provision for CEEDA integrated ceiling system at 13’-0” complete with sprinkler, mechanical, electrical lighting and ability for electrical and communication distribution

•	T-bar (8’-9”) under second floor portion of space (near common entrance)

•	Exposed structural steel and roof deck—paint finished

Mechanical

•	HVAC fully distributed to point of termination, complete with capped locations for potential offices, meeting rooms, etc.

•	General thermostat control provided—final locations to be determined

•	Fully sprinklered building—located at both high and low levels

•	Finished recessed perimeter heating provided along all exterior-glazing systems, auxiliary perimeter heating along west face at location of pre-cast panels

Electrical

•	High bay lighting only

•	General convenience outlets provided

Communication

•	NIC

Security

•	Rough-in only provided.

Tenant “B” Space (South-west Quadrant)—Approximately 14,750 SF

Site

•	General site work and landscaping complete with sidewalks, paved roadway, 420 total site parking spaces available, etc.

Interior

•	One (1) point of entry to space (South-west)

•	Potential exterior access to space through fully finished exit stair, as well as potential access to second floor

•	Full height, paint finished GWB demising wall

•	Base building unfinished concrete floor

•	Window coverings not provided

•	Unfinished exposed structural steel columns

•	Exposed structural steel and roof deck—paint finished

Mechanical

•	HVAC fully distributed to point of VAV boxes

•	General thermostat control provided at VAV locations—final locations to be determined

•	Fully sprinklered building—located at both high and low levels (under second floor)

•	Finished recessed perimeter heating provided along all exterior-glazing systems, auxiliary perimeter heating along west face at location of pre-cast panels

Electrical

•	General convenience outlets provided

•	Basic life-safety lighting, etc.

Communication

•	NIC

Security

•	Rough-in only provided.

Tenant “C” Space—Approximately 80,000 SF

Site

•	General site work and landscaping complete with sidewalks, paved roadway, 420 total site parking spaces available, etc.

•	Dedicated front main entrance off Matheson Blvd.

•	Secondary entrance from West.

Interior

•	Three(3) points of entry space (South, East, and North)

•
Fully furnished architecturally accented space complete with a dedicated customer area, large gathering area (complete with circular skylights), meeting rooms/enclaves, offices, computer room and support rooms, etc. (Doors and glazing not provided for hard offices/enclaves).

•	Architecturally accented path of travel, complete with large rectangular skylights and feature structure.

•	Finished floor complete with carpet tile, tile work, etc. throughout

•	Full height, paint finished with GWB demising wall

•	All perimeter walls fully finished with GWB and paint

•	Window coverings not provided

•	CEEDA integrated ceiling system at 13’-0” complete with sprinkler, mechanical, electrical, indirect lighting and ability for electrical and communication distribution

•	Feature bulkheads, etc, throughout space

•	T-bar and drywall ceiling (varying heights) throughout space

•	Decorative acoustical paneling throughout space

•	Exposed structural steel and roof deck—paint finished

•	Three café areas complete with millwork

Mechanical

•	HVAC fully distributed to point of termination within CEEDA ceiling system and offices, meeting rooms, etc.

•	General thermostat control provided throughout space

•	Fully sprinklered building—located at both high and low levels

•	Finished recessed perimeter heating provided along all exterior-glazing systems

•	Supplement cooling for meeting rooms, training rooms, etc.

•	Fully air conditioned computer room, complete with a 10 ton unit

•	Dedicated space for environmental controls, etc. (located within security room)

Electrical

•	General overall indirect lighting located within CEEDA ceiling complete with high bay lighting above

•	Complete underslab conduit distribution

•	Specialty lighting throughout space

•	Electrical distribution throughout space

•	Audio visual rough-ins throughout space, complete with pull wires

•	General convenience outlets provided

•	Cable tray located throughout space for distribution of communication, etc.

•	Communication rough-ins throughout space, complete with pull wires

Communication

•	Computer room, hub rooms, dedicated telephone room, etc.

Security

•	Rough-in for security provided.

Second Floor—Approximately 16,500 SF

Interior

•	Two (2) point of entry to space (through exit stairwells)

•	Potential for feature stair access to second floor, complete with interconnecting access to Tenant “C” space

•	Full height, paint finished GWB demising walls, potential possibility for glazed partition along east face of second floor (facing Tenant “C” space)

•	Base building unfinished concrete floor

•	Unfinished exposed structural steel columns

•	Exposed structural steel and roof deck—paint finished

Mechanical

•	HVAC fully distributed to point of VAV boxes

•	General thermostat control provided at VAV locations—final locations to be determined

•	Fully sprinklered building

Electrical

•	General convenience outlets provided

•	Basic life-safety lighting, etc

Communication

•	NIC

Security

•	Rough-in only provided.

1980 MATHESON BLVD.—LIST OF MAJOR CONTRACTS
23 JANUARY 2002

Original Contract Value	Contract Award Date	Balance Owing	Trade description	Contractor
$589,480.00	21 Feb. 2001	$0.00	Excavation & Backfill	Elite Construction
$ 23,573.24	26 Mar. 2001	$3,897.24	Interior landscaping	Beach McLeod
$ 960.00	8 Nov. 2001	$0.00	Interior landscaping	Oshawa Sand & Gravel
$ 675.00	7 Nov. 2001	$0.00	Interior landscaping	Bathe & McLellan
$ 14,000.00	24 Aug. 2001	$0.00	Formwork	Elite Construction
$ 62,000.00	13 Aug. 2001	$0.00	Concrete-mezzanine	Elite Construction
$ 3,520.00	20 Jun. 2001	$0.00	Concrete-structural steel base grout	Elite Construction
$ 17,094.00	6 Jul. 2001	$0.00	Concrete-Kitchen pour	Elite Construction
$ 7,500.00	20 Jun. 2001	$0.00	Concrete-raised floor	Belmont Concrete
$ 10,000.00		$10,000.00	Concrete curbs	Belmont Concrete
$ 1,416.00	16 Oc. 2001	$0.00	Concrete	Elite Construction
$ 375.00	17 Jul. 2001	$0.00	Concrete-cutting	Canadian Cutting & Coring
$152,442.00	23 Mar. 2001	$0.00	Masonry	Squire Masonry/Res Precast
$ 7,000.00	29 May 2001	$0.00	Masonry-precast panels	Res Precast
$530,140.00	23 Mar. 2001	$0.00	Structural Steel	R-Co
$ 54,480.00	22 May 2001	$4,165.00	Miscellaneous Metals	R-Co
$ 3,055.00	8 Nov. 2001	$0.00	Miscellaneous Metals-track lighting	R-Co
$ 2,800.00	31 Jul. 2001	$0.00	Miscellaneous Metals-alum. Tubing	R-Co
$ 5,370.00	20 Aug. 2001	$0.00	Rough Carpentry	C/S Group
$ 18,300.00	27 Sep. 2001	$0.00	Millwork-decking	The Millwork House
$ 62,700.00	24 Oct. 2001	$61,307.48	Millwork	The Millwork House
$ 32,550.00	24 Apr. 2001	$0.00	Fireproofing	Cem-Al
$ 64,797.00	24 Apr. 2001	$0.00	Roofing	Nedlaw
$ 2,850.00	16 Oct. 2001	$0.00	Roofing-curbs	Nedlaw
$ 21,000.00	24 Apr. 2001	$0.00	Prefinished metal siding	Cem-Al
$ 3,500.00		$3,500.00	Sealants	Diamond Assoc.
$ 5,940.00	14 Nov. 2001	$5,940.00	Hollow metal doors & frames	Rivett Archectural
$ 68,472.00	29 Oct. 2001	$68,472.00	Wood doors	JWS
$ 24,000.00	28 Sep. 2001	$0.00	Spandrel panels employee	Independent Glass

1980 MATHESON BLVD.—LIST OF MAJOR CONTRACTS

23 JANUARY 2002

			entrance
$75,120.00	24 Apr. 2001	$0.00	Skylites	Independent Glass.
$700.00	30 Jul. 2001	$0.00	Remove glazed units	Independent Glass.
$104,130.00	22 Jun. 2001	$61,950.00	Finishing hardware	Trillium Architectural
$1,742,582.00	28 May 2001	$247,254.73	Drywall	Marin 2000
$660,325.00		$104,241.95	Carpet & resilient tile	Seylan’s
$240,995.44	28 May 2001	$76,056.00	Painting & wall coverings	Miranda
$21,995.00	2 Nov. 2001	$17,060.00	Specialties-Toilet partitions	Canadian Washroom Accessories/ C/S Group
$1,564,409.00		$158,584.00	Mechanical-HVAC install.	Sayer’s
$762,400.00	27 Apr. 2001	$93,000.00	Mechanical-HVAC system	Trane
$30,450.00	22 Jun. 2001	$0.00	Mechanical-Liebert Unit	Liebert
$750.00	22 Jun. 2001	$0.00	Mechanical-transformer control	Liebert
$1,200.00	20 Jun. 2001	$0.00	Mechanical-increase gas	Enbridge
$228,085.00	28 May 2001	$35,022.85	Sprinkler	Superior Sprinkler
$2,036,705.00	28 May 2001	$290,849.10	Electrical	Ehrlich
$127,381.83	Various	$0.00	Permit applications	City of Mississauga
$114,440.00	25 Oct. 2001	$13,788.50	Landscaping	Coulson Contracting
$1,237,165.00	24 Nov. 2000	$40,000.00	Interior Design	Mayhew & Assoc.
$226,220.00	11 Oct. 2000	$1,960.00	Architects	Atkins Architects
$358,180.00	29 Sep. 2000	$22,360.00	Mech/Elect/Comms. consultants	H.H. Angus
$12,360.00	28 Sep. 2000	$0.00	Kitchen Designers	Van Velzen & Radchenko
$6,003.10	5 Feb. 2001	$1,762.25	Permit consultant	John Rogers Ltd.
$5,700.00		$0.00	AV consultant	First Vision
$10,660.00		$0.00	Security consultant	Hanley
$5,610.00		$935.00	Temporary Toilets	Chantler’s
$23,990.00		$13,265.00	HVAC balance & testing	Pro Air
$44,200.00		$7,192.00	Security	Initial Security
$6,782.05		$0.00	Security-rough in	Chubb Security
$4,708.11		413.37	Temporary Telephone	Bell Canada
$11,443,235.77		$1,342,975.47		TOTAL
$801,026.50		$94,008.35		Taxes
$12,244,262.27		$1,436,984.82		Grandtotal

UNFIN. KITCHEN
TENANT C
(80,000 ф)
TENANT A
(18000 ф)
TENANT B
(14750 ф)
COMMON
MEZZANINE
(16300 ф)
N

SCHEDULE “B”

Construction Lien

Registration No. PR193602 dated January 23, 2002 in the amount of $93,191.00 in favour of Trane Canada, Division of Wabco Standard Trane, Inc.